UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 2, 2014

Sichuan Leaders Petrochemical Company
(Exact name of registrant as specified in its charter)

FLORIDA	000-54820	20-4138848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
15500 Roosevelt Blvd., Ste. 305, Clearwater, FL		33760
(Address of Principal Executive Offices)		(Zip Code)

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17    CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a)	Previous Independent Accountants

On October 2, 2014, the Board of Directors of Sichuan Leaders Petrochemical Company (the "Company") approved the dismissal of DKM Certified Public Accountants ("DKM") as the Company's independent registered public accounting firm, effective as of October 2, 2014. The audit report of DKM on the Company's consolidated balance sheets as of December 31, 2013 and 2012 and the related consolidated statements of operations and comprehensive loss, shareholders' equity and cash flows for the years then ended ("Audit Period") did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report contained an explanatory paragraph stating that "As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies.  Those conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans regarding those matters are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company's annual reports for the Audit Period do not include an attestation report of DKM regarding internal control over financial reporting. Management's report was not subject to attestation by DKM pursuant to temporary rules of the Securities and Exchange Commission that permitted the Company to provide only management's report in the annual reports. Therefore DKM was not engaged to examine management's assertion about the effectiveness of the Company's internal control over financial reporting at December 31, 2013 and 2012 included in Item 9A of the Company's 10-K filings.

During the Audit Period and subsequent interim period through October 2, 2014, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with DKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DKM, would have caused DKM to make reference to the subject matter of the disagreements in its reports.

During the Audit Period and the subsequent interim period through October 2, 2014, there were no reportable events (as defined in Item 304(a)(1) (v) of Regulation S-K).
The Company has provided DKM with a copy of this report, and has requested that DKM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of DKM's letter dated October 3, 2014 is attached as Exhibit 16.1 to this report.

(b) New Independent Accountants

On October 2, 2014, the Board of Directors of the Company approved the engagement of Cutler & Company ("Cutler") as the Company's new independent registered public accounting firm, effective as of October 2, 2014. Cutler will review the Company's consolidated financial statements for the quarter ending September 30, 2014, audit the Company's consolidated financial statements for the year ending December 31, 2014, and will conduct review engagements on the Company's quarterly financial statements on an ongoing basis thereafter.

During the Audit Period and the subsequent interim period through October 2, 2014, neither the Company nor anyone on its behalf consulted with Cutler with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Cutler concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation SK).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 16.1 Letter dated October 3, 2014 from DKM to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sichuan Leaders Petrochemical Company

October 2, 2014	By:	Andy Fan
Name: Andy Fan
Title: Chief Executive Officer

Exhibit No.	Description

16.1	Letter dated October 3, 2014 from DKM to the Securities and Exchange Commission

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